News Release	EXHIBIT 99 For further information contact: Jeff Elliott or Geralyn DeBusk Halliburton Investor Relations 972-458-8000

Dave & Buster’s, Inc. Reports
Fourth Quarter and Fiscal Year 2008 Results

DALLAS—April 14, 2009—Dave & Buster's, Inc., a leading operator of high volume entertainment/dining complexes, today announced results for its fourth quarter and fiscal year ended February 1, 2009.

Review of Operating Results

Total reported revenues decreased 7.2% to $134.9 million in the fourth quarter of 2008, compared to $145.4 million in the fourth quarter of 2007.  This revenue decline was comprised primarily of a 10.2% decrease in comparable store sales.  The decline in comparable store sales was partially offset by additional sales at our non-comparable store set which includes three new stores that we opened in fiscal 2008.  Reported Food and Beverage revenues decreased 9.2% while revenues from Amusements and Other decreased 4.7%.

EBITDA (Modified) for the fourth quarter of 2008 decreased to $22.3 million from $27.1 million in the fourth quarter of 2007.  Adjusted EBITDA, which excludes pre-opening costs, Wellspring expense reimbursements and non-recurring expenses, decreased 6.6% to $25.5 million versus $27.3 million in the fourth quarter of 2007.

Total reported revenues for the 52 week fiscal year ended February 1, 2009 decreased to $533.4 million from $536.3 million in fiscal year 2007.  This revenue decline was comprised primarily of a comparable stores sales decrease of 2.8%.  Reported Food and Beverage revenues decreased 2.8%, while revenues from Amusements and Other increased 2.2%.

For the fiscal year 2008, EBITDA (Modified) of $80.1 million increased by $4.2 million versus $75.9 million in fiscal year 2007.  Adjusted EBITDA, which excludes pre-opening costs, Wellspring expense reimbursements and non-recurring expenses, improved 5.8% to $85.7 million in fiscal 2008 versus $81.0 million in fiscal 2007.

"As the macroeconomic environment deteriorated during the fourth quarter, our corporate special events business suffered significant sales declines versus historical fourth quarters" said Steve King, Chief Executive Officer.  "As these sales trends developed, we made changes to successfully manage our variable costs and minimize the impact on our profitability."

Non-GAAP Financial Measures
A reconciliation of EBITDA (Modified) and Adjusted EBITDA to net income, the most directly comparable financial measure presented in accordance with GAAP, is set forth in the attachment to this release.

The Company will hold a conference call to discuss fourth quarter and fiscal year 2008 results on Tuesday, April 14, 2009, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time).  To participate in the conference call, please dial (866) 765-2661 a few minutes prior to the start time and reference code # 88846745.  Additionally, a live and archived webcast of the conference call will be available on the Company's Web site, www.daveandbusters.com.

Celebrating over 26 years of operations, Dave & Buster's was founded in 1982 and is one of the country's premier entertainment/dining concepts with 52 locations throughout the United States and in Canada.  The Company is proud to announce the January 12, 2009 opening of its newest store in Tulsa , Oklahoma.  The Tulsa location is the 52nd Company-operated store in North America and the first store opened by the Company utilizing its new small (approximately 17,000 square foot) prototype format.  More information on the Company is available on the Company's website, www.daveandbusters.com.

The statements contained in this release that are not historical facts are forward-looking statements. These forward-looking statements involve risks and uncertainties and, consequently, could be affected by our level of indebtedness, general business and economic conditions, the impact of competition, the seasonality of the company’s business, adverse weather conditions, future commodity prices, guest and employee complaints and litigation, fuel and utility costs, labor costs and availability, changes in consumer spending, changes in demographic trends, unfavorable publicity, our ability to open new complexes, acts of God, and governmental regulations.

DAVE & BUSTER’S, INC.
Condensed Consolidated Balance Sheets
(in thousands)

ASSETS	February 1, 2009	February 3, 2008

Current assets:
Cash and cash equivalents	$8,534	$19,046
Other current assets	30,619	31,494
Total current assets	39,153	50,540

Property and equipment, net	296,805	296,974

Intangible and other assets, net	144,978	148,689

Total assets	$480,936	$496,203

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$74,349	$81,206

Other long-term liabilities	85,314	81,866

Long-term debt, less current liabilities	229,250	242,375

Stockholders’ equity	92,023	90,756

Total liabilities and stockholders’ equity	$480,936	$496,203

DAVE & BUSTER’S, INC.
Consolidated Statements of Operations
(dollars in thousands)
(unaudited)

	13 Weeks Ended February 1, 2009		13 Weeks Ended February 3, 2008

Food and beverage revenues	$74,348	55.1%	$81,844	56.3%
Amusement and other revenues	60,570	44.9%	63,580	43.7%
Total revenues	134,918	100.0%	145,424	100.0%

Cost of products	26,422	19.6%	28,863	19.9%
Store operating expenses	75,800	56.2%	81,215	55.8%
General and administrative expenses	9,742	7.2%	8,775	6.0%
Depreciation and amortization	12,866	9.5%	13,543	9.3%
Pre-opening costs	1,121	0.8%	(31)	0.0%
Total operating expenses	125,951	93.3%	132,365	91.0%

Operating income (loss)	8,967	6.7%	13,059	9.0%
Interest expense, net	7,224	5.4%	9,618	6.6%

Income (loss) before provision for income taxes	1,743	1.3%	3,441	2.4%
Provision (benefit) for income taxes	382	0.3%	(515)	(0.3)%
Net income (loss)	$1,361	1.0%	$3,956	2.7%

Other information:
Company operated stores open at end of period	52		49

The following table sets forth a reconciliation of net loss to EBITDA (Modified) and Adjusted EBITDA for the periods shown:

Total net income (loss)	$1,361	$3,956
Add back:Provision (benefit) for income taxes	382	(515)
Interest expense, net	7,224	9,618
Depreciation and amortization	12,866	13,543
Currency translation (gain) loss	16	—
Loss on asset disposal	362	186
Stock-based compensation	74	344
EBITDA (Modified) (1)	22,285	27,132
Add back: Pre-opening costs	1,121	(31)
Wellspring expense reimbursements:
Direct expense reimbursements	187	187
Third-party expense reimbursements	985	—
Severance/Change in control expenses	906	—
Adjusted EBITDA (1)	$25,484	$27,288

DAVE & BUSTER’S, INC.
Consolidated Statements of Operations
(dollars in thousands)

	52 Weeks Ended February 1, 2009		52 Weeks Ended February 3, 2008

Food and beverage revenues	$284,779	53.4%	$293,097	54.7%
Amusement and other revenues	248,579	46.6%	243,175	45.3%
Total revenues	533,358	100.0%	536,272	100.0%

Cost of products	104,738	19.6%	106,745	19.9%
Store operating expenses	313,687	58.8%	316,547	59.0%
General and administrative expenses	34,546	6.5%	38,999	7.3%
Depreciation and amortization	49,652	9.3%	51,898	9.7%
Pre-opening costs	2,988	0.6%	1,002	0.2%
Total operating expenses	505,611	94.8%	515,191	96.1%

Operating income	27,747	5.2%	21,081	3.9%
Interest expense, net	26,177	4.9%	31,183	5.8%

Income (loss) before provision for income taxes	1,570	0.3%	(10,102)	(1.9)%
Benefit for income taxes	(45)	(0.0)%	(1,261)	(0.2)%
Net income (loss)	$1,615	0.3%	$(8,841)	(1.7	) %

Other information:
Company operated stores open at end of period	52		49

The following table sets forth a reconciliation of net loss to EBITDA (Modified) and Adjusted EBITDA for the periods shown:

Total net income (loss)	$1,615	$(8,841)
Add back: Benefit for income taxes	(45)	(1,261)
Interest expense, net	26,177	31,183
Depreciation and amortization	49,652	51,898
Currency translation (gain) loss	124	—
Loss on asset disposal	1,648	1,369
Stock-based compensation	880	1,514
EBITDA (Modified) (1)	80,051	75,862
Add back: Pre-opening costs	2,988	1,002
Wellspring expense reimbursements:
Direct expense reimbursements	750	750
Third-party expense reimbursements	985	—
Severance / Change in control expenses	906	3,337
Adjusted EBITDA (1)	$85,680	$80,951

NOTE

(1) EBITDA (Modified), a non-GAAP measure, is defined as net income (loss) before income tax expense (benefit), interest expense (net), depreciation, amortization, loss (gain) on asset disposal, currency translation (gain) loss and stock-based compensation expense.  Adjusted EBITDA, also a non-GAAP measure, is defined as EBITDA (Modified) plus pre-opening costs, Wellspring expense reimbursement, non-cash and non-recurring charges.  The company believes that EBITDA (Modified) and Adjusted EBITDA (collectively, “EBITDA – Based Measures”) provide useful information to debt holders regarding the Company’s operating performance and its capacity to incur and service debt and fund capital expenditures.  The Company believes that the EBITDA – Based Measures are used by many investors, analysts and rating agencies as a measure of performance.  In addition, Adjusted EBITDA is approximately equal to “Consolidated EBITDA” as defined in our Senior Credit Facility and indentures relating to the Company’s senior notes.  Neither of the EBITDA – Based Measures is defined by GAAP and neither should be considered in isolation or as an alternative to other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance.  EBITDA (Modified) and Adjusted EBITDA as defined in this release may differ from similarly titled measures presented by other companies.